Exhibit 99.2

bluebird bio Announces Amended BCMA CAR-T Collaboration Agreement

– Bristol Myers Squibb to buy out its ex-U.S. milestone and royalty obligations to bluebird bio for $200 million –
– Bristol Myers Squibb assumes responsibility for vector manufacturing in ex-US territories –
– bluebird to hold conference call and webcast today, May 11, 2020 at 8:00AM ET –

CAMBRIDGE, Mass. – May 11, 2020– bluebird bio, Inc. (NASDAQ: BLUE) today announced that it has amended its existing co-promotion/co-development agreement with Bristol Myers Squibb (BMS) to enable the companies to focus their efforts on efficient commercialization of idecabtagene vicleucel (ide-cel; bb2121) in the U.S., the companies’ lead investigational B-cell maturation antigen (BCMA)-directed chimeric antigen receptor (CAR) T cell immunotherapy, currently in review with the FDA.

“Under our amended collaboration, we and BMS are redoubling our commitment to ide-cel and optimizing the relationship as we work together to bring this critical treatment to patients in the commercial setting,” said Joanne Smith-Farrell, PhD, Chief Business Officer and Oncology Franchise Leader, bluebird bio. “With bluebird exiting the passive participation as supplier outside the U.S., we and BMS are taking steps to ensure an efficient and robust supply chain for this program. This, together with the monetization of our ex-U.S. royalties and milestones will allow bluebird to continue to participate in co-developing and co-commercializing ide-cel within the U.S. and to refocus resources on our internal programs and pipeline.”

“Our collaboration with bluebird has resulted in the first CAR T cell therapy submitted for regulatory approval to target the B-cell maturation antigen and for multiple myeloma,” said Krishnan Viswanadhan, Pharm.D., Senior Vice President, Global Cell Therapy Franchise Lead for Bristol Myers Squibb. “This amended partnership allows Bristol Myers Squibb to leverage our global manufacturing capabilities and consolidate all responsibilities outside the United States.”

The companies will continue to share equally profits and losses in the U.S. Under the terms of the amended agreement, BMS will buy out its obligations to pay bluebird bio future ex-U.S. milestone and royalty payments for ide-cel and bb21217, the companies’ second BCMA-directed CAR T immunotherapy, for a one-time upfront payment of $200 million. bluebird bio is currently in the process of building out and qualifying its wholly-owned manufacturing facility in Durham, North Carolina for the production of lentiviral vector (LVV) to support the U.S. commercial market for ide-cel and for bluebird bio’s pipeline. Over time, BMS will assume responsibility for manufacturing of LVV outside the U.S.

About bluebird bio, Inc.
bluebird bio is pioneering gene therapy with purpose. From our Cambridge, Mass., headquarters, we’re developing gene therapies for severe genetic diseases and cancer, with the goal that people facing potentially fatal conditions with limited treatment options can live their lives fully. Beyond our labs, we’re working to positively disrupt the healthcare system to create access, transparency and education so that gene therapy can become available to all those who can benefit.

bluebird bio is a human company powered by human stories. We’re putting our care and expertise to work across a spectrum of disorders including cerebral adrenoleukodystrophy, sickle cell disease, β-

thalassemia and multiple myeloma, using three gene therapy technologies: gene addition, cell therapy and (megaTAL-enabled) gene editing.

bluebird bio has additional nests in Seattle, Wash.; Durham, N.C.; and Zug, Switzerland. For more information, visit bluebirdbio.com.

Follow bluebird bio on social media: @bluebirdbio, LinkedIn, Instagram and YouTube.

bluebird bio is a trademark of bluebird bio, Inc.

Forward-Looking Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the research, development and commercialization of pharmaceutical products. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These risks, assumptions, uncertainties and other factors include, among others, the possibility of unfavorable results from additional clinical trials of ide-cel, that ide-cel may not receive regulatory approval and, if approved, whether such product candidate for such indication described in this release will be commercially successful, and that the collaboration with Bristol Myers Squibb may not continue or be successful. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect bluebird bio’s business, particularly those identified in the risk factors discussion in bluebird bio’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, bluebird bio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise

Investors & Media

Investors:
Ingrid Goldberg, 410-960-5022
igoldberg@bluebirdbio.com
OR
Elizabeth Pingpank, 617-914-8736
epingpank@bluebirdbio.com

Media:
Jenn Snyder, 617-448-0281
jsnyder@bluebirdbio.com